UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2013

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 4, 2013, LMI Aerospace, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the completion of its acquisition (the “Acquisition”) of all of the outstanding equity interests of Valent Aerostructures, LLC (“Valent”). In connection with the Acquisition, the Company entered into a credit agreement among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent (the “Credit Agreement”).

Royal Bank of Canada and Wells Fargo Securities LLC (collectively, the “Lead Arrangers”), in their capacity as Lead Arrangers under the Credit Agreement, anticipate distributing marketing materials to potential lenders in connection with the syndication of the facilities under the Credit Agreement. The Lead Arrangers intend to communicate to potential lenders certain financial data of the combined Company and Valent entities which has not been made publicly available. The Company is furnishing this Current Report on Form 8-K (this “Report”) in order to make publicly available the financial information which may be used by the Lead Arrangers in their marketing materials for purposes of soliciting potential lenders in the facilities under the Credit Agreement.

The following table sets forth our cash and indebtedness as of December 28, 2012:

●	on an actual basis; and

●	on an as adjusted basis, to give effect to the Acquisition and the incurrence of indebtedness under the Credit Agreement and the application of the net proceeds therefrom.

	As of December 28, 2012	As of December 28, 2012
(dollars in thousands)	Actual (unaudited)	As adjusted (unaudited)

Cash	$4,370	$2,606

Term loan facility	$--	$225,000
Revolving credit facility	8,000	6,236
Other debt	4,034	24,268
Total indebtedness	$12,034	$255,504

Estimated Pro Forma Adjusted EBITDA

Based on preliminary results for the year ended December 31, 2012, we estimate that the earnings, before interest, taxes, depreciation and amortization, adjusted to (a) exclude stock based compensation, Acquisition expenses, management fees and moving expenses, and (b) include pro forma EBITDA resulting from the acquisition of TASS, Inc. (“TASS”) and Ozark Mountain Technologies, LLC (“OMT”) (“Pro Forma Adjusted EBITDA”), for such period for the Company and Valent was approximately $41.7 million to $42.7 million, and approximately $16.6 million to $16.8 million, respectively. In addition, the Company expects to realize approximately $3.0 million of synergies for the full year effect of the Acquisition and the Company’s prior TASS acquisition, resulting in estimated combined Pro Forma Adjusted EBITDA of approximately $61.3 million to $62.4 million.

Our estimated Pro Forma Adjusted EBITDA and estimated synergies, each for the year ended December 31, 2012, are forward-looking statements based on currently available preliminary information, estimates and assumptions and reflect the best judgment of our management, but involve a number of risks and uncertainties that could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements. Such estimates have not been subject to our normal year-end closing and review procedures and adjustments. Such results should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and audited by our auditors. In addition, the preceding estimates do not include the impact of purchase accounting adjustments with the exception of the related acquisition expenses and write-off of deferred financing fees that are expected to be incurred. Consequently, there can be no assurances that any item of Pro Forma Adjusted EBITDA (or any item thereof) or the amount of estimated synergies for the year ended December 31, 2012 will fall within the ranges set forth above or otherwise disclosed in this Report, and any variation between our actual results and the estimates set forth above may be material. In addition, such results do not purport to indicate our results of operations for any future period beyond the year ended December 31, 2012.

Reconciliation of Pro Forma Adjusted EBITDA

We believe that Pro Forma Adjusted EBITDA provides useful information about our financial performance to interested parties, such as our lenders, since these groups have historically used EBITDA-related measures in our industry, along with other measures, to, among other uses, evaluate a company’s leverage capacity and its ability to meet its debt service requirements. We further believe this measure provides additional transparency to investors that augments but does not replace the GAAP reporting of net income and provides a good comparative measure.

Since Pro Forma Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other issuers. In addition to the cautionary language set forth above and below regarding the forward-looking nature of our estimated Pro Forma Adjusted EBITDA, you are cautioned that this non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should be considered only in conjunction with, and not as a substitute for, or superior to, net income as determined in accordance with GAAP as an indicator of performance.

A reconciliation from net income to Pro Forma Adjusted EBITDA for the Company, Valent and on a pro forma combined basis is as follows:

(Amounts in thousands)
(Unaudited)

As of December 31, 2012	Company	Valent	Pro Forma Combined

Non-GAAP Financial Information (estimated)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1):

Net Income	$16,000 - 16,600	$2,750 - 2,950	$18,750 - 19,550

Income tax expense	8,450 - 8,700	--	8,450 - 8,700
Depreciation and amortization	8,000	9,600	17,600
Stock based compensation	1,500	--	1,500
Interest expense	1,600 - 1,700	1,600	3,200-3,300
Acquisition expense	5,250	450	5,700
Pro Forma OMT EBITDA prior to ownership	--	350	350
Pro Forma TASS EBITDA prior to ownership	1,100	--	1,100
Management fee	--	1,100	1,100
Moving expenses	--	700	700
Other, net	(200)	--	(200)

Pro Forma Adjusted EBITDA	$41,700 - 42,650	$16,550 - 16,750	$58,250 - 59,400

Expected synergies from combined businesses			3,000
Estimated Combined Pro Forma Adjusted EBITDA			$61,250 - 62,400

1. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited.

Sources and Uses of Proceeds

A summary table of the sources and uses of proceeds from the Credit Agreement is as follows:

SOURCES (dollars in millions)
Revolving credit facility	$6.2
Term loan facility	225.0
Total Sources	$231.2

USES (dollars in millions)
Cash consideration for the Acquisition	$208.9
Refinance existing indebtedness	8.1
Fees and expenses	14.2
Total Uses*	$231.2

* – In addition, the equity consideration for the Acquisition consisted of shares of the Company’s common stock having an aggregate value of $15.0 million.

The information contained in this Report is being furnished herewith to comply with Regulation FD and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements. Information set forth in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” and similar expressions are intended to identify forward-looking statements. In addition, all statements that address operating performance, events or developments with respect to the combined company that we expect or anticipate will occur in the future – including, without limitation, statements relating to growth and statements about future operating results – are forward-looking statements. Our forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation, uncertainties due to the unfinalized, projected nature of the line item figures included in the non-GAAP reconciliation of estimated net income for the year ended December 31, 2012 with estimated Pro Forma Adjusted EBITDA for the year ended December 31, 2012. Additional factors that might cause such differences (and could adversely impact our business and financial performance generally) include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with the U.S. Securities and Exchange Commission, which are incorporated herein by reference. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Moreover, forward-looking statements are based on our current expectations and speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law. As a result of the foregoing, you should not place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2013

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary